UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Alcoa
390 Park Avenue
New York, New York 10022

**** IMPORTANT REMINDER TO SHAREHOLDERS ****

April 9, 2013

Dear Alcoa Shareholder:

By now, you should have received your proxy material for the 2013 Alcoa Inc. Annual Meeting of Shareholders, which is scheduled to be held on May 3, 2013. Our records indicate that you had not yet voted your shares at the time of the mailing of this reminder letter.

Your vote is important. PLEASE CAST YOUR VOTE TODAY AND PLAY A PART IN THE FUTURE OF ALCOA. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed proxy card in the envelope provided.

The Board of Directors recommends that you vote FOR the election of the three named director nominees to serve a three-year term, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Alcoa’s independent registered public accounting firm for 2013, FOR approval on an advisory basis of our executive compensation, FOR approval of the 2013 Alcoa Stock Incentive Plan, and FOR approval of amendments to our Articles of Incorporation and By-Laws to permit the calling of special meetings, including by shareholders of 25% of Alcoa’s outstanding common stock.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed proxy card without indicating a different choice, your shares will be voted as recommended by the Board of Directors.

If you hold your shares in multiple accounts, you may receive more than one reminder letter and proxy card. Please vote using each proxy card you receive, to ensure that all your shares are represented at the annual meeting.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-800-460-1014.

Thank you for your investment in Alcoa and for taking the time to vote your shares.

Sincerely,

Alcoa Inc.

Alcoa
390 Park Avenue
New York, New York 10022

**** IMPORTANT REMINDER TO SHAREHOLDERS****

April 9, 2013

Dear Alcoa Shareholder:

By now, you should have received your proxy material for the 2013 Alcoa Inc. Annual Meeting of Shareholders, which is scheduled to be held on May 3, 2013. Your custodian’s records indicate that you had not yet voted your shares at the time of the mailing of this reminder letter.

Your vote is important. PLEASE CAST YOUR VOTE TODAY AND PLAY A PART IN THE FUTURE OF ALCOA. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

The Board of Directors recommends that you vote FOR the election of the three named director nominees to serve a three-year term, FOR the ratification of PricewaterhouseCoopers LLP as Alcoa’s independent registered public accounting firm for 2013, FOR approval on an advisory basis of our executive compensation, FOR approval of the 2013 Alcoa Stock Incentive Plan, and FOR approval of amendments to our Articles of Incorporation and By-Laws to permit the calling of special meetings, including by shareholders of 25% of Alcoa’s outstanding common stock.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed form without indicating a different choice, your shares will be voted as recommended by the Board of Directors.

If you hold your shares in multiple accounts, you may receive more than one reminder letter and voting form. Please vote using each voting form you receive, to ensure that all your shares are represented at the annual meeting.

If you have any questions or if you need assistance voting, please call Morrow & Co., LLC, our proxy solicitor, at 1-800-460-1014.

Thank you for your investment in Alcoa and for taking the time to vote your shares.

Sincerely,

Alcoa Inc.